                                                                    EXHIBIT 4.4

                             TURNSTONE SYSTEMS INC.

                  FOUNDERS RESTRICTED STOCK PURCHASE AGREEMENT


         This Founders Restricted Stock Purchase Agreement (the "Agreement") is made as of the 2nd day of January 1998, between Turnstone Systems, Inc., a Delaware corporation (the "Company "), and ______________________ (the "Purchaser").

                                    RECITALS

         A. The Purchaser is an employee of the Company, and the Purchaser's continued participation with the Company is considered by the Company to be important for the Company's growth.

         B. In order the give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to continue to provide services to the Company, the Company is willing to sell to the Purchaser and the Purchaser desires to purchase shares of the Company's Common Stock according to the terms and conditions hereof.

         C. Whereas in consideration of the Company's sale to the Purchaser of its Common Stock, the Purchaser has assigned to the Company all his or her right, title, and interest in and to certain assets which are necessary to the Company's business (the "Assignment") pursuant to the Assignment Agreement between the Company and the Purchaser of even date herewith (the "Assignment Agreement").

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF THE COMMON STOCK.

            (a) The Company hereby sells to the Purchaser, and the Purchaser hereby purchases from the Company, ___________ shares of the Company's Common Stock (the "Shares") at a price of $.001 per share, payable (i) for an aggregate cash purchase price of $_________ and (ii) by assignment to the Company of certain intellectual property and other assets of the Purchaser, which the Company has deemed necessary to its business and prospects. Subject to the provisions of Section 8 hereof, the Company will promptly, after delivery of this Agreement, issue a certificate representing the Shares registered in the name of the Purchaser.

            (b) The purchase price for the Shares shall be paid at the time of delivery of this Agreement by delivery of (i) a check made payable to the Company in the amount of the aggregate cash purchase price and (ii) by delivery of the Assignment Agreement between the Company and the Purchaser, in substantially the form attached hereto as Exhibit A, pursuant to which the Purchaser will assign to the Company all his or her right, title, and interest in the assets designated therein.

         2. REPURCHASE OPTION.

            (a) All of the Shares shall be subject to the right of the Company to repurchase the Shares as set forth in this Section 2 (the "Repurchase Option"). In the event the Purchaser shall cease to be employed by the Company, including any parent or subsidiary of the Company, for any reason, with or without cause, including involuntary termination, death, or temporary or permanent disability (a "Termination"), the Repurchase Option shall come into effect. Following a Termination, the Company shall have the right, as provided in subsection (c) of this Section 2, to repurchase from the Purchaser or his successor, as the case may be, at the purchase price per share originally paid as set forth in Section 1 ("Option Price"), a portion of the Shares computed as follows:

                (i) All of the Shares shall be deemed subject to the Repurchase Option effective as of October 1, 1997;

                (ii) Subject to the Purchaser's continued employment with the Company, the Repurchase Option shall lapse with respect to 1/48th of the Shares on the first day of each calendar month following _____________________ (the "Commencement Date"), such that, subject to continued employment with the Company, all the Shares shall be released from the Repurchase Option effective
________________.

                (iii) In the event of (A) a merger or consolidation of the Company with or into any other corporation or corporations (but excluding any transaction or series of transactions effected solely for the purpose of reincorporating the Company into another jurisdiction and any transaction(s) in which the stockholders of the Company immediately prior to such transaction(s) control, immediately after consummation of the transaction(s), more than 50% of the voting power of the surviving entity) or (B) a sale of all or substantially all the assets of the Company, then, immediately upon the closing of such transactions or series of transactions, (the "Transaction Closing"), the Repurchase Option shall lapse as to 75% of the Shares then subject to the Repurchase Option (subject to adjustments for stock splits, stock dividends and the like). In the event of the involuntary termination of the Purchaser's employment (other than by death or disability) with the Company (or any parent, subsidiary, or other related corporation of any surviving entity or any acquiror or related party of an acquiror of all or substantially all of the assets of the Company) within twelve months of the date of the Transaction Closing, the Repurchase Option shall immediately lapse with respect to any Shares then subject thereto. For purposes only of this section 2(a)(iii), "involuntary termination" shall mean (i) without the Purchaser's express written consent, a significant reduction of the Purchaser's duties, position, or responsibilities, as an employee of the Company or the removal of the Purchaser from such position and responsibilities, unless the Purchaser is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) a significant reduction by the Company in the base salary of the Purchaser as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of employee benefits to which the Purchaser is entitled immediately prior to such reduction with the result that the Purchaser's overall benefits package is significantly reduced; or (iv) without the Purchaser's express written consent, the relocation


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of the Purchaser to a facility or a location more than fifty (50) miles from the
Company's offices immediately prior to the date of the Transaction Closing.

            (b) Within 90 days following a Termination, the Company may exercise the Repurchase Option by written notice delivered or mailed as provided in
Section 14 (with a copy to the Escrow Holder referred to in Section 8). At the Company's option, the Option Price for the Shares repurchased may be paid (i) by delivery with such notice of a check to the Purchaser or his executor in the amount of the purchase price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of the Purchaser's indebtedness to the Company equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and payment of the repurchase price, the Shares being repurchased and all rights and interests therein shall be canceled, and the Purchaser shall no longer be considered the owner of the Shares repurchased for record or any other purposes.

         3. STOCK SPLITS, ETC. If, from time to time during the term of this
Agreement:

            (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or

            (b) there is any liquidation or consolidation;

            then, in such event, any and all new, substituted or additional securities, or other property to which the Purchaser is entitled by reason of his ownership of Shares shall be immediately subject to this Agreement and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Repurchase Option, right of first refusal, and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per Share upon execution of the Repurchase Option shall be appropriately adjusted. In the event of any cash dividend or liquidating distribution made with respect to the Shares, the Company may apply the amount thereof against any indebtedness owed by Purchaser to the Company.

         4. RESTRICTION ON TRANSFER. The Purchaser shall not sell, transfer, pledge, or otherwise dispose of any Shares which remain subject to the Repurchase Option other than a pledge in connection with indebtedness owed to the Company.

         5. RIGHT OF FIRST REFUSAL. Before any Shares registered in the name of the Purchaser or of any transferee thereof, that are no longer subject to the Repurchase Option, may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company as follows:

            (a) The Purchaser shall deliver a notice to the Company stating (i) the Purchaser's bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or


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

transferred, (iii) the price for which the Purchaser proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

            (b) Within thirty (30) days after receipt of such notice, the Company or its assignee may elect to purchase all or part of the Shares to which the notice refers, at the price per share specified in the notice. Full payment for all the Shares to be purchased by the Company shall be made by cash, check, or cancellation of indebtedness by the Company or its assignee to the Purchaser within thirty (30) days after receipt of the notice.

            (c) If the Shares to which the notice refers are not elected to be purchased as provided in Section 5(b), the Purchaser may sell the Shares to any person named in the notice at the price specified in the notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of the notice to the Company, and, provided further, that any such sale is in accordance with all the terms and conditions hereof.

            (d) Any shares so transferred will continue to be subject to the right of first refusal provided in this Section 5.

            The provisions of this Section 5 shall terminate on (i) the effective date of a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an underwritten public offering of Common Stock of the Company or (ii) the closing date of a sale of assets or merger of the Company or other acquisition transaction pursuant to which stockholders of the Company receive securities of a buyer whose shares are publicly traded.

            The provisions of Sections 5(a), 5(b) and 5(c) shall not apply to a transfer of any Shares by the Purchaser, either during his lifetime or on death by will or intestacy, to his ancestors, descendants, or spouse, or any custodian or trustee for the account of the Purchaser or the Purchaser's ancestors, descendants, or spouse; provided that, in each such case, any such transferee shall receive and hold such Shares subject to the provisions of this Section 5, and that there shall be no further transfer of such Shares except in accordance herewith.

            The Company shall not be required (i) to transfer on its share register any Shares which shall have been purportedly sold or transferred if such transfer would be in violation of this Agreement, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any purported transferee to whom such Shares shall have purportedly been so transferred.

         6. LEGENDS. All certificates representing any of the Shares shall have endorsed thereon legends in substantially the following form:

            (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL ON TRANSFERS, SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE


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REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH
IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

            (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

            (c) Any legend required to be placed thereon by the California Commissioner of Corporations or required by the applicable blue sky laws of any state.

         7. PURCHASER'S REPRESENTATIONS. In connection with his or her purchase of the Shares, the Purchaser hereby represents and warrants to the Company as follows:

            (a) INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. The Purchaser is purchasing the Shares solely for investment and not with any present intention of selling or otherwise disposing of the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. The Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser's account only, and neither in whole nor in part for any other person except to the extent held jointly with Purchaser's spouse.

            (b) RESIDENCE. The Purchaser's principal residence is located at the address indicated beneath the Purchaser's signature below.

            (c) INFORMATION CONCERNING COMPANY. The Purchaser has had the opportunity to discuss the plans, operations, and financial condition of the Company with its officers and has received all information the Purchaser has deemed appropriate to enable the Purchaser to evaluate the financial risk inherent in investing in the Shares. Purchaser either has a preexisting business or personal relationship with the Company or any of its officers, directors, or controlling persons or by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with these transactions.

            (d) ECONOMIC RISK. The Purchaser realizes that the purchase of the Shares involves a high degree of risk, and the Purchaser is able, without impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of their value.

            (e) RESTRICTED SECURITIES. The Purchaser acknowledges that the sale of the Shares has not been registered under the Securities Act. The Shares must be held indefinitely unless


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

subsequently registered under the Securities Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares.

            (f) DISPOSITION UNDER RULE 144. The Purchaser understands:

                (i) that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act which limits the sale of the Shares in a public market transaction;

                (ii) that (unless Rule 701 promulgated under the Act is available) the exemption from registration under Rule 144 will not be available, in any event, for at least one year from the date of purchase of and actual payment for the Shares, and even then will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 are complied with; and

                (iii) that certain sales of the Shares may be made only in limited amounts in accordance with such terms and conditions.

                (iv) that the resale provisions of Rule 701, if available, will not apply until 90 days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (v) that there can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the stock will ever be saleable.

            (g) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees that he shall in no event make any disposition of any portion of the Shares unless and until:

                (i) (A) there is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; (B) the resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company; or
(C)(1) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel, reasonably acceptable to the Company to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of the Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence; and,

                (ii) the Shares proposed to be transferred are no longer subject to the Repurchase Option and the Purchaser shall have complied with the right of first refusal set forth in Section 5.


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

            (h) VALUATION OF SHARES. The Purchaser understands that the Shares have been valued by the Company's Board of Directors for the purpose of this sale and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth. The Purchaser also understands, however, that the Company cannot give any assurances that such price is in fact the fair market value of the Shares.

            (i) SECTION 83(b) ELECTION. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that he or she may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by the Purchaser, as the Repurchase Option lapses on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

         THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

            (j) Responsibility for Tax Consequences. Each Purchaser has reviewed the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences that may result now or in the future under recently enacted tax legislation) and has had the opportunity to consult with his or her tax advisors, if any, regarding such consequences. Each Purchaser acknowledges that he or she is not relying on any statements or representations of the Company or any of its agents in regard to such tax consequences and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Each Purchaser acknowledges that the Company has no obligation in regard to the future conduct of its business, to act or refrain from acting in any manner, regardless of the loss of any tax benefit to Purchaser in connection with the purchase, ownership, or sale of the Stock, which may result from such action or inaction.

         8. ESCROW. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of unvested Shares upon exercise of the Repurchase Option, the Purchaser hereby pledges and delivers for deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent in this transaction ("Escrow Agent"), two stock assignments duly endorsed (with date and number of shares blank) together with the certificates evidencing the Shares. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the following instructions of the Company and the Purchaser:


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

            (a) In the event the Company and/or any assignee of the Company exercises the Repurchase Option, Purchaser and the Company hereby irrevocably authorize and direct the Escrow Agent to execute the transaction contemplated by the notice of repurchase in accordance with the terms of such notice.

            (b) In connection with such transaction, the Escrow Agent is directed (i) to date the stock assignment necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver such assignment, together with the certificate evidencing the Shares to be transferred, to the Company against the delivery of the purchase price for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

            (c) Purchaser irrevocably authorizes the Company to deposit with the Escrow Agent any certificates evidencing the Shares to be held by the Escrow Agent hereunder and any additions and substitutions to said shares as defined herein. Purchaser irrevocably constitutes and appoints the Escrow Agent as his attorney-in-fact and agent for the term of this escrow to execute all documents appropriate to make such securities negotiable and to complete any transaction herein contemplated.

            (d) Upon written request of the Purchaser, but no more than once per calendar year, unless the Repurchase Option has been exercised, the Escrow Agent will deliver to the Purchaser a certificate or certificates representing so many of the Shares as are not then subject to the Repurchase Option. Within 180 days after Purchaser is no longer employed by the Company or any parent or subsidiary of the Company, the Escrow Agent will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares sold pursuant to this Agreement and not repurchased by the Company or its assignees pursuant to exercise of the Repurchase Option.

            (e) If at the time of termination of this escrow, the Escrow Agent has in his possession any documents, securities, or other property belonging to the Purchaser, the Escrow Agent shall deliver such property to the Purchaser and be discharged of all further obligations hereunder.

            (f) The responsibilities of the Escrow Agent hereunder shall terminate if he shall cease to be Secretary of the Company or if he shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent. In the absence of such appointment, the President of the Company shall be the Escrow Agent.

            (g) It is understood and agreed that should any dispute arise with respect to the delivery, ownership, or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized to retain without liability to anyone all or any part of said Shares until such disputes shall have been settled either by mutual written agreement or by a final order, decree, or judgment of the arbitrator, if applicable, or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend such proceedings.


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

            (h) By signing this Agreement, the Escrow Agent becomes a party hereto only for the purpose of executing the instructions set forth in this
Section 8 and does not otherwise become a party to this Agreement.


         9. MARKET STANDOFF AGREEMENT. In the event that the Company should propose to offer its securities to the general public in an initial public offering, the Purchaser agrees, at the option of the managing underwriters of such offering, not to sell any securities of the Company, other than securities registered in such offering, for a period specified by the Company not to exceed 180 days from the effective date of the registration statement filed with the Securities and Exchange Commission, pursuant to which such offering is to be made. The Purchaser agrees that the Company may assign his or her obligations hereunder to any managing underwriter of such offering. The Purchaser further agrees, upon the request of such managing underwriter or underwriters, to execute and deliver such further agreements and instruments, consistent herewith, as it or they may reasonably request to effect this limitation.

         10. ARBITRATION. At the option of either party, any and all disputes or controversies, whether of law or fact, and of any nature whatsoever arising from or respecting this Agreement, unless otherwise expressly provided herein, shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

            (a) The arbitrators shall be selected as follows: In the event the Company and Purchaser agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Purchaser do not so agree, the Company and Purchaser shall each select one independent, qualified arbitrator and these two arbitrators shall select a third arbitrator. The Company reserves the right to reject any individual arbitrator who shall be employed by or affiliated with a competing organization.

            (b) Arbitration shall take place at Palo Alto, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in secrecy. In such case all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company and the Purchaser and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary or a permanent injunction, or both, and shall also be able to award damages, with or without an accounting, costs, and reasonable attorneys' fees. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            (c) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or their authorized representatives shall have the right to attend and participate in all the arbitration hearings to the extent and in such manner as the law shall require.

         11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applied to agreements among California residents entered and to be performed entirely within California.

         12. RIGHTS AS STOCKHOLDERS. Subject to the provisions and limitations hereof, Purchaser may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares.

         13. ADDITIONAL ACTIONS. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         14. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed, if to Purchaser, at his address shown on the Company's records and, if to the Company, at the address of its principal corporate offices (Attention: Chief Financial Officer) or at such other address as such party may designate by ten days' advance written notice to the other party.

         15. ASSIGNMENT. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of the California Commissioner of Corporations, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his or her heirs, executors, administrators, successors, and assigns.

         16. EMPLOYMENT AT WILL. The Purchaser acknowledges that Purchaser's employment relationship with the Company is at the will of either the Purchaser or the Company, unless otherwise agreed in writing, and that nothing in this Agreement shall affect in any manner whatsoever the right or power of the Purchaser or the Company, or a parent or subsidiary of the Company, to terminate Purchaser's employment, for any reason, with or without cause. This Agreement does not constitute an express or implied promise of continued employment for the vesting period or any other period.

         THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED BY CONTINUED EMPLOYMENT, AND THE COMPANY'S RIGHT TO REPURCHASE UNVESTED SHARES UPON TERMINATION OF SUCH EMPLOYMENT, IS ABSOLUTE, WHETHER THE TERMINATION IS VOLUNTARY OR INVOLUNTARY, OR WITH OR WITHOUT CAUSE.


                     [Remainder of page intentionally blank]


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

         IN WITNESS WHEREOF, the parties hereto have executed this Founder's Stock Purchase Agreement as of the day and year first above written.



"COMPANY"                          TURNSTONE SYSTEMS, INC.


                                   BY:
                                      --------------------------------

                                   NAME:
                                        ------------------------------

                                   TITLE:
                                         -----------------------------

"PURCHASER"
                                   ------------------------------------

                                   Address:



"ESCROW AGENT"

                                   BY:
                                      --------------------------------

                                   NAME:
                                        ------------------------------

                                   TITLE:
                                         -----------------------------




   [Turnstone Systems, Inc. Founder's Stock Purchase Agreement Signature Page]


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

                                    EXHIBIT A

                          FORM OF ASSIGNMENT AGREEMENT


         This Founder's Assignment Agreement (the "Agreement") is made by and between Turnstone Systems, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Founder") and is effective as of January 2, 1998.

                                    RECITALS

         A. The Company and the Founder are parties to the Founder's Restricted Stock Purchase Agreement dated January 2, 1998 (the "Purchase Agreement") pursuant to which the Company agrees to sell and the Founder agrees to purchase shares of the Company's Common Stock (the "Shares").

         B. As consideration for the Company's selling and issuing the Shares to the Founder, the Founder has agreed to assign to the Company all of his or her right, title, and interests in certain assets and properties set forth on EXHIBIT A attached hereto, which the Company has deemed necessary to the conduct of and prospects for its business (the "Assets").

         NOW, THEREFORE, in consideration of the mutual representations contained herein and for other good and valuable consideration, the parties hereby agree as follows:

         1. ASSIGNMENT OF PROPERTY INTERESTS. For value received pursuant to this Agreement and the Purchase Agreement, the Executive hereby assigns to the Company all of his or her right, title, and interests in and to the Assets.

         2. GOOD AND MARKETABLE TITLE. The Founder hereby represents and warrants to the Company that, other than such interests as may be held by P. Kingston Duffie and M. Denise Savoie, whose interests are being conveyed to the Company pursuant to substantially similar agreements simultaneously with the execution and delivery of this Agreement, the Founder has good and marketable title to the Assets, subject to no mortgage, pledge, lien, lease, encumbrance or charge. The Founder knows of no adverse claim that would interfere with its right to assign or the Company's right to use the Assets. The Founder has no known obligation to compensate any person for the use of any of the Assets, and the Founder has not knowingly granted any person or entity any license or other right to use in any manner any of the Assets, whether requiring the payment of royalties or not.

         3. GENERAL PROVISIONS.

         (a) GOVERNING LAW. This Agreement is governed by the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

         (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties hereto relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

         (c) SEVERABILITY. If one or more of the provisions of this Agreement is deemed void by law, the remaining provisions will continue in full force and effect.

         (d) SUCCESSORS AND ASSIGNS. This agreement is binding upon and inures to the benefit of the Founder and the Company and any successor organization or organizations which will succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisitions of substantially all of the assets of the Company or otherwise, including by operation of law.

         (e) LEGAL EXPENSES. The prevailing party in any legal action between the parties hereto, arising out of this Agreement, will be entitled, in addition to any other rights and remedies it may have, to reimbursement for its legal expenses, including court costs and reasonable attorneys' fees.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


"COMPANY"                      TURNSTONE SYSTEMS, INC.


                               BY:
                                  ----------------------------------------

                               NAME:
                                    --------------------------------------

                               TITLE:
                                     -------------------------------------

"FOUNDER"

-----------------------------------

                                    EXHIBIT A


                   ASSETS ASSIGNED TO TURNSTONE SYSTEMS, INC.







Signature of Founder:
                     -----------------------------

Print Name of Founder:
                      ----------------------------

Date:  January __, 1998

                                CONSENT OF SPOUSE


         The undersigned spouse of Purchaser has read and hereby approves the foregoing Founder's Restricted Stock Purchase Agreement (the "Agreement"). In consideration of the grant by Turnstone Systems, Inc. to my spouse of the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall be similarly bound by the Agreement. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated: January __, 1998

                              -----------------------------------
                              (signature of spouse)

                              -----------------------------------
                              (print name)

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, ___________________________ hereby sells, assigns, and transfers unto _________________________, (_________) shares of the Common
Stock of ________________, Inc., standing in the undersigned's name on the books of said corporation, represented by Certificate No. ______, and does hereby irrevocably constitute and appoint attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.


Dated: _____________, 19__




                                  -----------------------------------
                                  (signature)

                                  -----------------------------------
                                  (print name)




         [This assignment may only be completed and delivered in accordance with the terms of the Restricted Stock Purchase Agreement between the signatory hereof and the above-mentioned corporation.]

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED, _________________________ hereby sells, assigns, and transfers unto ______________________, _______________ (___________) shares of the Common Stock of _______________, Inc., standing in the undersigned's name on the books of said corporation, represented by Certificate No. ______, and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated:  _____________, 19__




                                   -----------------------------------
                                   (signature)

                                   -----------------------------------
                                   (print name)





         [This assignment may only be completed and delivered in accordance with the terms of the Restricted Stock Purchase Agreement between the signatory hereof and the above-mentioned corporation.]

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number, and taxable year of the undersigned and his or her spouse, if applicable, are as follows:

                                   TAXPAYER            SPOUSE

     NAME
                        ---------------------          ---------------------

     ADDRESS
                        ---------------------          ---------------------

                        ---------------------          ---------------------
     IDENTIFICATION
             NUMBER     ---------------------          ---------------------


     TAXABLE YEAR:      ---------------------

2. The property with respect to which the election is made is described as follows: __________ shares of Common Stock of Turnstone Systems, Inc., a Delaware corporation (the "Company").

3.   The date on which the property was transferred is: _____________________.

4. The property is subject to the following restrictions: The right of the Company to repurchase the shares, or a portion thereof, at the original purchase price of the shares.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_______ ($_______ per share).

6.   The amount (if any) paid for such property: $________ ($______ per share).


The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.


Dated:  ______________________, 19__
                                        ----------------------------------
                                                    Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:  ______________________, 19__
                                        ----------------------------------
                                                Spouse of Taxpayer